Exhibit 21.1

Principal Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
SHING TIN INTERNATIONAL LTD.	British Virgin Islands
CBD COPARTNER A LTD	British Virgin Islands
Transten International Limited	Hong Kong
UDEL GLOBAL EXPRESS LIMITED	Hong Kong
Udel Express Au Limited	Hong Kong
HONG KONG 724 CLEAR LIMITED	Hong Kong
UDEL Express US Limited	Hong Kong
UDEL Express EU Limited	Hong Kong
TRANSTEN SG PTE. LTD.	Singapore
UDEL EXPRESS LTD	United Kingdom
724 CLEARLIMITED	United Kingdom
Udel Express Pty Ltd	Australia
Chengtian Linghang Crossborder Supply Chain (ShenZhen) Co., Ltd	People’s Republic of China
Shuncang Technology (ShenZhen) Co,.Ltd	People’s Republic of China
Shuncang (ShenZhen) Consolidation Supply Chain Co,.Ltd	People’s Republic of China
Guangdong Jiyun Investment Co., Ltd	People’s Republic of China
JY Cloud Warehouse Technology (ShenZhen) Co.,Ltd	People’s Republic of China
Chengtian Technology Intelligent Co.,Ltd	People’s Republic of China
Chengtian Internationl Supply Chain (ShenZhen) Co.,Ltd	People’s Republic of China
Udel Supply Chain (ShenZhen) Co., Ltd	People’s Republic of China
Chengtian Supply Chain Management (Zhongshan) Co., Ltd	People’s Republic of China